Exhibit 4.1

Execution Version

AMENDMENT NO. 3
TO
LOAN, SECURITY AND GUARANTY AGREEMENT

This AMENDMENT NO. 3 TO LOAN, SECURITY AND GUARANTY AGREEMENT (this “Amendment”), dated as of November 15, 2023, is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (“Helix”), HELIX WELL OPS INC., a Texas corporation (“Well Ops”), HELIX ROBOTICS SOLUTIONS, INC., a Texas corporation (“Robotics”), DEEPWATER ABANDONMENT ALTERNATIVES, INC., a Texas corporation (“Deepwater”), ALLIANCE OFFSHORE, L.L.C., a Louisiana limited liability company (“Alliance Offshore”), TRITON DIVING SERVICES, LLC, a Louisiana limited liability company (“Triton”), ALLIANCE ENERGY SERVICES, LLC, a Louisiana limited liability company (“Alliance Energy” and together with Helix, Well Ops, Robotics, Deepwater, Alliance Offshore and Triton, each a “U.S. Borrower” and collectively, “U.S. Borrowers”), HELIX WELL OPS (U.K.) LIMITED, a company incorporated in Scotland with company number SC231293 and having its registered office address at 13 Queen’s Road, Aberdeen, AB15 4YL (“Well Ops U.K.”), HELIX ROBOTICS SOLUTIONS LIMITED, a company incorporated in Scotland with number SC210524 and having its registered office address at 13 Queen’s Road, Aberdeen, AB15 4YL (“Robotics U.K.”, and together with Well Ops U.K., each a “U.K. Borrower” and collectively, “U.K. Borrowers”; the U.K. Borrowers and the U.S. Borrowers are collectively, the “Borrowers”), the guarantors party hereto (the “Guarantors”, and together with the Borrowers, the “Obligors”), the lenders party hereto (the “Lenders”), and Bank of America, N.A., as agent and as security trustee for the Lenders (in such capacity, “Agent”).

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain Loan, Security and Guaranty Agreement dated as of September 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”, and the Loan Agreement as amended hereby, the “Amended Loan Agreement”);

WHEREAS, the Borrowers have requested that the Lenders amend the Loan Agreement to permit the issuance of up to $350 million of new senior unsecured notes and make certain other amendments to the Loan Agreement in connection therewith; and

WHEREAS, the Agent and the Lenders are willing to amend the Loan Agreement on the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions. All terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

2.          Amendments.  Effective as of the Third Amendment Effective Date (as defined below) the Loan Agreement shall be amended as follows:

(a)          Additional Definitions.  The following definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order therein:

Permitted Refinancing: any (i) Debt of Helix or any Obligor, and Debt constituting guarantees thereof by any Obligor, incurred or issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, repurchase, defease or refund, existing Senior Unsecured Notes, in whole or in part, from time to time; provided that (a) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Debt being refinanced (plus accrued interest, fees, expenses and prepayment premium, if any), (b) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem or excess cash flow payment) or payment of a sinking fund obligation prior to the date that is 91 days after the Maturity Date as in effect on the date of the issuance or incurrence of such Permitted Refinancing (except for any offer to redeem such Debt required as a result of asset sales or the occurrence of a “Change of Control” (or any other defined term having a similar purpose) under and as defined in the Senior Unsecured Notes Indenture), (c) the representations, covenants, defaults and other terms of such Permitted Refinancing are not materially more onerous, taken as a whole, to Helix and its Subsidiaries than those imposed by such existing Senior Unsecured Notes (as determined in good faith by the board of directors of Helix or a committee thereof), (d) the mandatory prepayment, repurchase and redemption provisions of such Permitted Refinancing are not materially more onerous, taken as a whole, to Helix and its Subsidiaries than those imposed by such existing Senior Unsecured Notes (as determined in good faith by the board of directors of Helix or a committee thereof), (e) such Permitted Refinancing is unsecured, (f) no Subsidiary of Helix is required to guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such guarantee becomes) a Guarantor hereunder, and (g) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all or any portion of the Obligations, the subordination provisions contained therein are either (x) on substantially the same terms or at least as favorable to the Lenders as the subordination provisions contained in such existing Senior Unsecured Notes or (y) reasonably satisfactory to the Agent and (ii) any Senior Unsecured Notes registered with the Securities and Exchange Commission and issued in exchange for the initial Senior Unsecured Notes issued by Helix or any Obligor and any guarantees thereof by any Obligor.

Senior Unsecured Notes: any senior or senior subordinated notes issued by Helix or any Obligor pursuant to and in accordance with the terms of the applicable Senior Unsecured Notes Indenture; provided that (a) the terms of such Senior Unsecured Notes do not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem or excess cash flow payment) or payment of a sinking fund obligation prior to the date that is 91 days after the Maturity Date as in effect on the date of the issuance or incurrence of such notes (except for any offer to redeem such Senior Unsecured Notes required as a result of asset sales or the occurrence of a “change of control” (or any other defined term having a similar purpose) under and as defined in the applicable Senior Unsecured Notes Indenture), (b) such Senior Unsecured Notes are unsecured, (c) no Subsidiary of Helix is required to guarantee the Debt evidenced by such Senior Unsecured Notes unless such Subsidiary is (or concurrently with any such guarantee becomes) a Guarantor hereunder, and (d) the representations, covenants, defaults and other terms of which, taken as a whole, are not materially more restrictive on Helix and its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance and as determined in good faith by the board of directors of Helix or a committee thereof) and do not require the maintenance of any financial covenants other than as a condition to taking specified actions.

Senior Unsecured Notes Indenture: any indenture by and among Helix or any Obligor, as issuer and/or a guarantor, and a trustee, pursuant to which any Senior Unsecured Notes are issued, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement.

(b)         Amended Definition.  Clause (e) in the definition of “Change of Control” set forth in Section 1.1 of the Loan Agreement is hereby restated in its entirety to read as follows:

“(e) a “change of control”, “fundamental change” or similar event occurs under any Senior Notes, any Senior Unsecured Notes or any other Borrowed Money with a principal amount exceeding $25,000,000 (if the same would constitute or trigger a default, mandatory repayment, redemption right, offer, put or similar event thereunder).”

(c)          Amendment to Section 9.1.25.  Section 9.1.25 of the Loan Agreement is hereby restated in its entirety to read as follows:

“9.1.25 Certifications Regarding Other Debt. Neither the execution nor performance of the Loan Documents nor the incurrence of the Obligations or Liens thereunder by Obligors violates the Senior Notes Indentures, the Senior Unsecured Notes Indenture or the MARAD Debt.”

(d)         Amendment to Section 10.2.1 (Permitted Debt).  Section 10.2.1 of the Loan Agreement is hereby amended to (i) delete the period at the end of clause (o) thereof and replace such period with “; and”, and (ii) insert a new clause (p) at the end thereof as follows:

“(p)  the Senior Unsecured Notes (and any Permitted Refinancing thereof), including any Debt constituting guarantees thereof by any Obligor, in an aggregate principal amount not to exceed $350,000,000 (or, if less than such amount, the aggregate principal amount on the initial issuance date of the original Senior Unsecured Notes, plus, in the case of a Permitted Refinancing, accrued interest, fees, expenses and prepayment premium, if any); provided that (i) at the time of and immediately after giving effect to each issuance of Senior Unsecured Notes (and any Permitted Refinancing thereof), no Event of Default shall have occurred and be continuing and (ii) this clause (p) shall no longer be available for use in the event that the initial Senior Unsecured Notes are not issued on or before February 15, 2024.”

(e)          Amendment to Section 10.2.6 (Restrictions on Payment of Certain Debt).  Section 10.2.6 of the Loan Agreement is hereby amended to (i) change the existing clause (c) thereof to be clause “(d)” and (ii) insert a new clause (c) before such clause (d) as follows:

“(c) Senior Unsecured Notes, except (i) regularly scheduled payments of principal and interest (including, for the avoidance of doubt, at scheduled maturity) as required pursuant to the Senior Unsecured Notes Indenture, (ii) with the proceeds of any Permitted Refinancing, and (iii) voluntary or mandatory prepayments, redemptions, retirements, defeasance, repurchases or other acquisitions of the Senior Unsecured Notes so long as at the time of such prepayment, redemption, retirement, defeasance, repurchase or other acquisition the Payments Conditions are satisfied; or”

(f)          Amendment to Section 10.2.17 (Amendments to Certain Debt).  Section 10.2.17 of the Loan Agreement is hereby amended to insert “the Senior Unsecured Notes,” immediately after the reference therein to “the Senior Notes,”.

(g)          Amendment to Section 11.1 (Events of Default).  Clause (f) in Section 11.1 of the Loan Agreement is hereby amended to insert “the Senior Unsecured Notes,” immediately after the reference therein to “the Senior Notes,”.

3.          Conditions to Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full (or written waiver by the Agent) of the following conditions precedent (the “Third Amendment Effective Date”):

(a)        Delivery of Documents. Agent shall have received the following, each in form and substance reasonably satisfactory to Agent and, unless indicated otherwise, dated the Third Amendment Effective Date:

(i)          this Amendment, duly executed by the Obligors, Agent and the Required Lenders;

(ii)      a certificate, in form and substance reasonably satisfactory to it, from a Senior Officer of Helix (or another officer reasonably acceptable to Agent) certifying that, after giving effect to this Amendment, (A) no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or result from the Amendment becoming effective in accordance with its terms; and (B) the representations and warranties of each Obligor in this Amendment and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifications therein), except for representations and warranties that expressly apply only on an earlier date, which shall be true and correct in all material respects (without duplication of any materiality qualifications therein) as of such date; and

4.          Representations and Warranties. As of the Third Amendment Effective Date, each Obligor hereby represents and warrants to Agent and Lenders as follows:

(a)      Representations and Warranties. After giving effect to this Amendment, the representations and warranties of each Obligor in this Amendment and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifications therein), except for representations and warranties that expressly apply only on an earlier date, which shall be true and correct in all material respects (without duplication of any materiality qualifications therein) as of such date.

(b)        No Default. No Default or Event of Default has occurred and is continuing as of the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c)        Authorization, Etc. Each Obligor is duly authorized to execute, deliver and perform this Amendment and has duly executed and delivered this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action, and do not (i) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (ii) violate the Organic Documents of any Obligor; (iii) violate or cause a default under any Applicable Law or any Material Contract; or (iv) result in or require the imposition of a Lien (other than a Permitted Lien) on any Obligor’s Property.

(d)       Enforceability. This Amendment is a legal, valid and binding obligation of each Obligor party hereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.       Continued Effectiveness of the Loan Agreement and Other Loan Documents. Each Obligor hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Amended Loan Agreement and each other Loan Document to which it is a party, in each case, to the extent amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date, all references in any such Loan Document to the “Loan and Security Agreement”, the “Loan Agreement”, the “Credit Agreement”, the “Agreement”, “thereto”, “thereof’, “thereunder” or words of like import referring to the Loan Agreement shall mean the Amended Loan Agreement, (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to Agent, for the benefit of it and the Lenders, or to grant to Agent, for the benefit of it and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Obligors from time to time existing in respect of the Amended Loan Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is not discharged or otherwise affected by the amendment hereunder or the other provisions of this Amendment (other than as expressly provided herein) and shall remain in full force and effect and is hereby ratified and confirmed in all respects and shall continue to secure the Obligations as modified hereby, (d) confirms that its guaranty of the Obligations contained in the Loan Agreement is not discharged or otherwise affected by the amendments hereunder or the other provisions of this Amendment (other than as expressly provided herein) and shall continue in full force and effect and (e) confirms the Obligations, including for the purposes of each Loan Document and the guaranty contained in the Loan Agreement, shall (to the extent applicable) extend to the relevant Obligations (both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity) of each Obligor under the Amended Loan Agreement and the other Loan Documents. This Amendment does not discharge or otherwise affect any of the obligations of the Obligors, other than as expressly provided herein, including the Obligors’ obligations to repay the Loans in accordance with the terms of the Amended Loan Agreement or the obligations of the Obligors under any Loan Document to which they are a party, all of which obligations, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Amended Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Amended Loan Agreement or any other Loan Document.

6.          No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

7.          No Representations by Agent or Lenders. Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

8.          Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as Agent may reasonably request, in order to effect the purposes of this Amendment.

9.          Release. Each Obligor hereby acknowledges and agrees that, as of the Third Amendment Effective Date, neither it nor any of its Subsidiaries has any Claim (as defined below) against Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing). Notwithstanding the foregoing, Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any conditions, acts, omissions, events or circumstances arising prior to the Third Amendment Effective Date directly out of, connected with or related to this Amendment, the Loan Agreement or any other Loan Document, would impair or otherwise adversely affect any of their rights, interests, security and/or remedies under the Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge Agent and the Lenders, together with their respective Affiliates, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Third Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Loan Agreement or any other Loan Document, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral (each of the foregoing, a “Claim”). Each Obligor represents and warrants, as of the Third Amendment Effective Date, that it has no knowledge of any Claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a Claim by any Releasor against any Released Party which would not be released hereby.

10.         Miscellaneous.

(a)         This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by PDF or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)        Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)          The provisions of Section 1.4 (Certain Matters of Construction) and Section 14.14 (Consent to Forum) of the Loan Agreement shall apply to this Amendment as if set out in full herein, with such changes as are appropriate to fit this context.

(d)        UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD SELECT THE LAWS OF A DIFFERENT STATE EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(e)          Each Obligor hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Amended Loan Agreement.

(f)         Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Erik Staffeldt
	Name:	Erik Staffeldt
	Title:	Executive Vice President and Chief Financial Officer

HELIX WELL OPS INC.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

HELIX ROBOTICS SOLUTIONS, INC.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

DEEPWATER ABANDONMENT ALTERNATIVES, INC.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

ALLIANCE OFFSHORE, L.L.C.

By:	Alliance Maritime Holdings, LLC, its sole member

By:	Alliance-Triton GOM Holdings LLC, its sole member

By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt

Name: Erik Staffeldt
Title: Vice President and Treasurer

TRITON DIVING SERVICES, LLC

By:	Whitney Clare Holdings, LLC, its sole member

By:	Alliance Special Ventures Holdings, LLC, its sole member

By:	Alliance-Triton GOM Holdings LLC, its sole member

By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt

Name: Erik Staffeldt
Title: Vice President and Treasurer

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

ALLIANCE ENERGY SERVICES, LLC

By:	Alliance Industry Holdings, LLC, its sole member

By:	Alliance-Triton GOM Holdings LLC, its sole member

By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt

Name: Erik Staffeldt
Title: Vice President and Treasurer

HELIX WELL OPS (U.K.) LIMITED

By:	/s/ Kenneth Neikirk
Name:	Kenneth Neikirk
Title:	Director

HELIX ROBOTICS SOLUTIONS LIMITED

By:	/s/ Kenneth Neikirk
Name:	Kenneth Neikirk
Title:	Director

GUARANTORS:

HELIX ROBOTICS SOLUTIONS INTERNATIONAL CORP.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

HELIX ENERGY SOLUTIONS (U.K.) LIMITED

By:	/s/ Kenneth Neikirk
Name:	Kenneth Neikirk
Title:	Director

KOMMANDOR LLC

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

HELIX SUBSEA CONSTRUCTION, INC.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Vice President and Treasurer

HELIX ALLIANCE DECOM, LLC

By:	/s/ Erik Staffeldt

Name: Erik Staffeldt
Title: Vice President and Treasurer

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

ALLIANCE-TRITON GOM HOLDINGS, LLC

By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt

Name: Erik Staffeldt
Title: Vice President and Treasurer

ALLIANCE MARITIME HOLDINGS, LLC

WHITNEY CLARE HOLDINGS, LLC

ALLIANCE INDUSTRY HOLDINGS, LLC

By:	Alliance-Triton GOM Holdings LLC, its sole member

By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt

Name: Erik Staffeldt
Title: Vice President and Treasurer

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

ALLIANCE SPECIAL VENTURES HOLDINGS, LLC

By:	Whitney Clare Holdings, LLC, its sole member

By:	Alliance-Triton GOM Holdings LLC, its sole member

By:	Helix Alliance Decom, LLC, its sole member

By:	/s/ Erik Staffeldt

Name: Erik Staffeldt
Title: Vice President and Treasurer

HELIX Q5000 HOLDINGS LLC

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	President and Treasurer

HELIX OFFSHORE LTD.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Director

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and U.S. Lender

By:	/s/ Jason Stowe
Name:	Jason Stowe
Title:	Vice President

BANK OF AMERICA, N.A. (acting through its London Branch), as a U.K. Lender

By:	/s/ Jason Stowe
Name:	Jason Stowe
Title:	Vice President

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Kathryn Williams
Name:	Kathryn Williams
Title:	Director

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION (London Branch), as a U.K. Lender

By:	/s/ Patricia Del Busto
Name:	Patricia Del Busto
Title:	Authorized Signatory

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement

ZIONS BANCORPORATION, N.A. dba Amegy Bank, as a U.S. Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Executive Vice President

Signature Page to Amendment No. 3
to Loan, Security and Guaranty Agreement